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                                                                   Exhibit 10.41

                         [NationsRent, Inc. Letterhead]




                                February __, 2002

[Name of Participant]
[Address]
[Address]

                   Re: NationsRent, Inc. Retention Bonus Plan

Dear [Name]:

     You are a key member of a select group of NationsRent, Inc.'s management team. Given the current financial condition of NationsRent, Inc. (the "Company") and the important role you play in the future of the Company, the Board of Directors has adopted, and approved your participation in, the NationsRent, Inc. Retention Bonus Plan (the "Plan").

     **[TO BE USED WITH ALTERNATIVE 1][In return for your continued employment with the Company during this difficult period, and subject to the terms and conditions of the Plan, you are eligible to receive a Retention Bonus equal to $____________ on _________ ___, 200__ (the "Due Date"); provided, however, that, you will not be entitled to your Retention Bonus, and your Retention Bonus will not become due and payable, unless and until you are employed by the Company on the Due Date.]**

     **[TO BE USED WITH ALTERNATIVE 2][In return for your continued employment with the Company during this difficult period, and subject to the terms and conditions of the Plan, you are eligible to receive a Retention Bonus equal to $______________ on the Emergence Date (as defined in the Plan); provided, however, that, you will not be entitled to your Retention Bonus, and your Retention Bonus will not become due and payable, unless and until you are employed by the Company on the Emergence Date.]**

     Please read the provisions of the Plan, which are attached as Exhibit 1 hereto - as the terms and conditions of the Plan govern your rights to receive your Retention Bonus. If you find them acceptable and agree to be bound by them, please so indicate by signing this letter and returning it to Steve Morse, Chief Administrative Officer, no later than ten (10) business days after the date of this letter. You will not be covered by the Plan unless and until you take these steps.

     You are under no obligation to participate in the Plan and should feel no pressure to do so. The Company believes the Plan is in both its and your best interests. Whether you participate, however, is ultimately your decision.


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[Name of Participant]
February ___, 2002
Page 2


                              Very truly yours,



                              Ezra Shashoua
                              Executive Vice President & Chief Financial Officer

Accepted:


--------------------------------------------
[Name]



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                                   EXHIBIT 1

                               NATIONSRENT, INC.
                       RETENTION BONUS PLAN (THE "PLAN")


1.   IMPORTANT DEFINITIONS

Under this Plan:

"Award Letter" means the award letter to you, executed by an executive officer of the Company, notifying you of your right to participate in this Plan.

"Board" means the Board of Directors of the Company.

"Cause" means: (i) your commission of a felony or other crime that is manifestly injurious to the Company or its affiliates or your commission of any act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers; (ii) your reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace), or other repeated conduct causing the Company or any of its affiliates public disgrace or disrepute or economic harm; (iii) your repeated failure to perform duties as reasonably directed by your supervisor or the Board, as the case may be; or (iv) your gross negligence or willful misconduct with respect to the Company or any of its affiliates.

"Company" means NationsRent, Inc.

"Due Date" means: (i) the "Due Date" specified in your Award Letter; provided, however, that, to the extent that the Emergence Date occurs prior to the Due Date, then the Due Date will be deemed to be the Emergence Date; or (ii) if no "Due Date" is specified in your Award Letter, the Emergence Date.

"Emergence Date" means (i) the effective date of a confirmed Plan of Reorganization of the Company in a case filed with respect to the Company under chapter 11 of the Bankruptcy Reform Act of 1978, as amended from time to time (the "Bankruptcy Code"); (ii) the date of consummation of the sale of substantially all of the assets of the Company; (iii) the date that the Company is merged, consolidated, or reorganized into or with any other entity; and (iv) the date of consummation of a transaction that is a change in control transaction of the type required to be reported under Item 1 to Form 8-K (or any successor schedule, form, or report or item therein) with the Securities and Exchange Commission.

"Employee Benefits" means the health and welfare benefits (but not stock option, performance share, performance unit, stock purchase, stock appreciation, automobile, social or professional clubs or other organizations, or similar compensatory benefits) in the nature of health, medical, dental, life, and disability insurance plans and benefits (including, without limitation, D&O Insurance) substantially similar to those that you were receiving or entitled to receive on the date of your Award Letter.


                                                                     Page 1 of 3

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"Good Reason" means: (i) any material and substantial diminution by your supervisor or the Board, as the case may be, of your position, duties, or responsibilities; (ii) any reduction in your Base Salary or material reduction in your Employee Benefits; or (iii) a requirement by your supervisor or the Board, as the case may be, that you relocate your primary residence, principal office, or principal place of business to a place outside the fifty (50) mile radius away from your current principal office location without your consent.

"Management Buyout" means transaction or series of related transactions pursuant to which any "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Group"), which Group consists of one or more participants in this Plan, acquires, directly or indirectly, combined voting power of then-outstanding voting securities of the Company in an amount sufficient to cause a change of control, as required to be disclosed in any form of report filed with the Securities and Exchange Commission pursuant to Form 8-K or Schedule 14A.

"Retention Bonus" has the meaning set forth in Section 3 of this Plan.

2.   ELIGIBILITY AND QUALIFICATION

Subject to the terms and conditions of this Plan, you are eligible to participate in this Plan and receive a Retention Bonus if: (i) you received an Award Letter; and (ii) you are an "employee in good standing" on the Due Date. An "employee in good standing" means that you are employed by the Company on the Due Date in a full-time position that is not temporary and you are actively fulfilling the duties of your position or you are on an approved paid leave from that position, but, you are not an "employee in good standing" if you are on continuing payroll, unpaid leave, or suspended.

It is understood, of course, nothing in this Plan shall be construed as limiting the Company's right to terminate you at any time; provided, however, any such termination will not relieve the Company from its duty to pay you your Retention Bonus if the Due Date occurred prior to the effective date of your termination.

3.   RETENTION BONUS

Your "Retention Bonus" is set forth in your Award Letter. Subject to the terms and conditions of this Plan, your Retention Bonus will become a liability of the Company, and will be paid to you, on the Due Date. Such payment is taxable to you when paid and subject to applicable withholding.

4. TERMINATION BY DISABILITY, DEATH, OR DISCHARGE WITHOUT CAUSE AND TERMINATION FOR GOOD REASON

If: (i) you are discharged without Cause, die, become disabled, or terminate your employment for Good Reason within 180 days prior to the Due Date; and (ii) you were otherwise an "employee in good standing" on the date of such event, then, on the Due Date, you will be entitled to receive your Retention Bonus, as if you had been an "employee in good standing" on such date.


                                                                     Page 2 of 3

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5.   ALL OTHER TERMINATIONS AND VOLUNTARY RESIGNATIONS

Notwithstanding any provision of this Plan to the contrary, you automatically forfeit any and all rights to participate in the Plan and to receive your Retention Bonus, if, prior to the Due Date: (i) your employment is terminated with Cause; (ii) you voluntarily resign without Good Reason; or (iii) you are part of a Group that is formed for the purpose of consummating a Management Buyout, but only if such Management Buyout is consummated and gives rise to the Emergence Date.

6.   APPROVAL

This Plan has been approved by the Company's Board of Directors. The Company shall be obligated to require any successor (whether direct or indirect), by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, by a written agreement which is part of such transaction, to assume and perform in their entirety all provisions of this Plan.

7.   EFFECTIVE PERIOD OF THE PLAN

This Plan will be in effect from the date of your Award Letter through the close of business on the Due Date, at which time it shall terminate; provided, however, no such termination will allow the Company (or any successor or assign) to avoid its obligations arising before such Due Date. This Plan may not be terminated earlier or otherwise amended without the prior written consent of both you and the Company.




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